Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment to the Registration Statement on Form F-1 (No. 333-209572) of Nomad Foods Limited of our report dated 1 April 2016 relating to the financial statements of Iglo Foods Holdings Limited (Predecessor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts – Predecessor and Successor” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
19 April 2016